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                                                                   EXHIBIT 99.1

                                             July 19, 1999

   The undersigned hereby consents to the inclusion of the undersigned's name and biographical information, and to the reference to the undersigned becoming a director of drugstore.com, inc. (the "Company") after the Company's initial public offering, in the Company's Registration Statement on Form S-1, and all amendments thereto, under the Securities Act of 1933, as amended.

                                          /s/ Melinda French Gates